Exhibit 15
September 1, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated August 4, 2006 on our review of interim financial information of Ford Motor Credit Company for the three and six month periods ended June 30, 2006 and 2005 and included in Ford Credit’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is included in its Registration Statement on Form S-4 filed on September 1, 2006.
Very truly yours,

/s/ PricewaterhouseCoopers LLP